                                                                    EXHIBIT 10.3
                             Amended and Restated
                             Employment Agreement


     This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of August 16, 2001, is by and among GLOBAL MARINE INC., a Delaware corporation ("GMI"), GLOBAL MARINE CORPORATE SERVICES INC., a California corporation (the "Company") and ROBERT E. ROSE (the "Executive").

     WHEREAS, GMI, the Company and the Executive entered into an employment agreement dated as of May 5, 1998, which was subsequently replaced and superceded by an amended and restated employment agreement dated as of December 16, 1999; and

     WHEREAS, GMI, the Company and the Executive desire to enter into a new amended and restated employment agreement (the "Agreement"), which Agreement will replace and thereby supersede any and all prior employment agreements and amendments thereto and restatements thereof previously executed among GMI, the Company and the Executive;

     NOW THEREFORE, in consideration of the mutual promises, agreements and covenants and subject to the terms and conditions contained in this Agreement, GMI, the Company and the Executive hereby agree as follows:

1.   Definitions.  For purposes of this Agreement, the following terms will have
     -----------
the following meanings unless otherwise expressly provided in this Agreement:

     1.1  Board.  "Board" means the Board of Directors of GMI.
          -----

     1.2  Cause.   "Cause" means an act or acts of misconduct harmful to GMI or
          -----
          any of its affiliates, including without limitation any violation of any policy regarding the use and possession of alcohol, illegal drugs, firearms or dangerous weapons that is applicable to employees of GMI and its affiliates generally, and will not mean inadequate performance or incompetence.

     1.3  Change in Control.  A "Change in Control" means the occurrence of any
          -----------------
          of the following events:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of either (A) the then outstanding shares of common stock of GMI or of any affiliate of GMI by which the Executive is employed or which directly or indirectly owns or controls any affiliate by which the Executive is employed (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of GMI or of any affiliate of GMI by which the Executive is employed or which directly or indirectly owns or controls any affiliate by which the Executive is employed entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions will not constitute a Change in Control: (I) any acquisition by GMI or any affiliate of GMI that remains under GMI's control, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by GMI or any affiliate controlled by GMI, (III) the sale, exchange, transfer or other disposition of substantially all of the assets of GMI or of any affiliate of GMI by which the Executive is employed or which directly or indirectly owns or controls any affiliate by which the Executive is employed to the Chief Executive Officer of GMI (the "CEO"), alone or with other officers, or a merger, consolidation or other reorganization involving GMI or any affiliate of GMI by which the Executive is employed or which directly or indirectly owns or controls any affiliate by which the Executive is employed and the CEO, alone or with other officers, or any entity in which the CEO (alone or with other officers) has, directly or indirectly, a substantial equity or ownership interest, (IV) a transaction otherwise commonly referred to as a Amanagement leveraged buyout," or (V) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (I),
               (II), (III), or (IV) are satisfied; or

          (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by GMI's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (meaning a solicitation of the type that would be subject to Rule 14a-11 of Regulation 14A under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (iii) Approval by the stockholders of GMI of a reorganization, merger or consolidation, in each case unless, following such reorganization, merger or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding GMI, any affiliate of GMI that remains under GMI's control, any employee benefit plan (or related trust) sponsored or maintained by GMI or by any affiliate controlled by GMI or such corporation resulting from such reorganization, merger or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

          (iv) Approval by the stockholders of GMI of any plan or proposal which would result directly or indirectly in (A) a complete liquidation or dissolution of GMI or of any affiliate of GMI by which the Executive is employed, or (B) the liquidation, transfer, sale or other disposition of all or substantially all of the assets of GMI or of any affiliate of GMI by which the Executive is employed or which directly or indirectly owns or controls any affiliate by which the Executive is employed, other than to a corporation with respect to which following such sale or other disposition (I) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding GMI, any affiliate of GMI that remains under GMI's control, any employee benefit plan (or related trust) sponsored or maintained by GMI or any affiliate controlled by GMI or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (III) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets.

     1.4  Effective Period.  The "Effective Period" means the 36-month period
          ----------------
          following any Change in Control (even if such 36-month period will extend beyond the Term (as defined in Section 3 hereof) of this Agreement or any extension thereof).

     1.5  Good Reason. "Good Reason" means, unless the Executive has consented
          -----------
          in writing thereto, the occurrence of any of the following:

          (i) A reduction of the Executive's title, duties, authority, responsibilities or status, or any other action which results in a diminution in such title, duties, authority, responsibilities or status, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by GMI or the Executive's employer promptly after receipt of notice thereof given by the Executive, or the Board's failure to elect or reelect or to appoint or reappoint the Executive to the offices of Chairman of the Board, President and Chief Executive Officer of GMI;

          (ii) A reduction by GMI or the Executive's employer in the Executive's Annual Salary (as defined in Section 4.1 hereof);

          (iii) The relocation of the Executive's office to a location more than 40 miles outside Houston, Texas;

          (iv) Following a Change in Control, unless a plan providing a substantially similar compensation or benefit is substituted,
                (A) the failure by GMI or any of its affiliates to continue in effect any material fringe benefit or compensation plan, retirement plan, life insurance plan, health and accident plan or disability plan in which the Executive is participating prior to the Change in Control, or (B) the taking of any action by GMI or any of its affiliates which would adversely affect the Executive's participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit;

          (v) Following a Change in Control, the failure of GMI or the affiliate of GMI by which the Executive is employed, or any affiliate which directly or indirectly owns or controls any affiliate by which the Executive is employed, to obtain the assumption in writing of the obligations of GMI and the Company to perform this Agreement by any successor to all or substantially all of the assets of GMI or such affiliate within 15 days after a reorganization, merger, consolidation, sale or other disposition of assets of GMI or such affiliate; or

          (vi) The failure to perform or breach of this Agreement by GMI or the Company.

2.   Employment by the Company; Duties.  The Company hereby employs the
     ---------------------------------
Executive and the Executive hereby accepts employment by the Company, in accordance with and subject to the terms and conditions of this Agreement. Executive will serve in the capacity of Chairman of the Board, President and Chief Executive Officer of GMI and will also serve in those offices and directorships of GMI and its affiliates to which he may from time to time be appointed or elected. The Executive will devote all reasonable efforts and all of his business time and services to GMI and its affiliates, subject to the direction of the Board and the Boards of Directors of such affiliates. The Executive will not engage in any other business activities except for passive investments and his farm and ranching interests and service on the Board of Directors of Superior Energy Services, Inc. or any successor, which activities will not materially interfere with the Executive's obligations hereunder.

3.   Term.   The term of this Agreement (the "Term") will commence on the date
     ----
first above written (the "Commencement Date") and will continue until the close of the business day on October 23, 2003 (the "Expiration Date"), unless sooner terminated as herein provided.

4.   Compensation and other Benefits.
     -------------------------------

     4.1  Annual Salary.  The Company will pay to the Executive an annual
          -------------
          salary at a rate of six hundred twenty-five thousand dollars ($625,000) per year (the "Annual Salary"), subject to increase at the sole discretion of the Board. The Annual Salary will be payable in accordance with the payroll policies of the Company as from time to time in effect, but in no event less frequently than once each month, less deductions required to be withheld by applicable law and regulations.

     4.2  Bonus.  If determined by the Board, the Company may declare and pay an
          -----
          incentive bonus to the Executive with respect to the fiscal years ending during the Term (the "Incentive Bonus"). The amount of the Incentive Bonus payable during the Term will be determined by the Board, in its sole discretion.

     4.3  Executive Supplemental Retirement Plan and Other Post-Retirement
          ----------------------------------------------------------------
          Benefits. The Executive is a participant in the Global Marine
          --------
          Executive Supplemental

          Retirement Plan (the "SERP") effective as of May 5, 1998, and is, or in the future may be, a participant in other plans and programs that provide post-retirement benefits. For purposes of determining the amount of the Normal Retirement Benefit and the Executive's eligibility for an Early Retirement Benefit under the SERP (as such terms are defined therein), and for purposes of determining the Executive's eligibility for and amount of any and all non-pension post-retirement benefits, the Executive has been and will continue to be credited with three years of employment with the Company for each actual year of employment with GMI or any of its affiliates from and after May 5, 1998. In all circumstances the Executive's SERP and non-pension post-retirement benefits will be based on an amount ("Base Earnings") equal to the sum of his Annual Salary and the greater of his actual Incentive Bonus or two-thirds of his Annual Salary for each 12-month period in the 36 consecutive months of highest Base Earnings.

     4.4  Participation in Employee Benefit Plans.  The Company and GMI agree to
          ---------------------------------------
          permit the Executive during the Term, if and to the extent eligible, to participate in any 401(k) plan, retirement plan, group life, hospitalization or disability insurance plan, health program, pension plan, similar benefit plan or other so-called "fringe benefits" of the Company or GMI (collectively, "Benefits") which may be available to other senior executives of the Company or GMI on terms no less favorable to the Executive than the terms offered to such other executives.

     4.5  Other Perquisites.  The Executive will be entitled to expense
          -----------------
          reimbursement, office appointments, secretarial support and other perquisites as are provided in accordance with company policy or practice for senior executives of GMI. In addition, the Company will provide the Executive with the use of the automobile which was made available to the Executive by Cardinal Services, Inc. or with the use of a similar automobile.

5.   Confidentiality and Non-Solicitation.  The Executive acknowledges that (a)
     ------------------------------------
his work for GMI and its affiliates will give him access to trade secrets of and confidential information concerning the business of GMI and its affiliates (the "Company Business"); and (b) the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of GMI and its affiliates. Accordingly, during the Term of this Agreement and during any Salary Continuation Period or CIC Salary Continuation Period (both as hereinafter defined), the Executive covenants and agrees as follows:

     5.1 To hold in a fiduciary capacity for the benefit of GMI and its affiliates all secret, proprietary or confidential material, knowledge, data or any other information relating to GMI or any of its affiliated companies, and the Company Business ("Confidential Information"), which has been obtained by the Executive during the Executive's employment by GMI or any of its affiliated companies and that has not been, is not now and hereafter does not become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement), and will not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. The Executive further agrees to return to the Company any and all records and documents (and all copies thereof) and all other property belonging to the Company or relating to GMI, its affiliates or their businesses, upon termination of Executive's employment with GMI and its affiliates.

     5.2 Not to solicit or entice any other employee of GMI or its affiliates to leave GMI or its affiliates to go to work for any other business or organization which is in direct or indirect competition with GMI or any of its affiliates, nor request or advise a customer or client of GMI or its affiliates to curtail or cancel such customer's business relationship with GMI or its affiliates.

6.   Rights and Remedies Upon Breach.  If the Executive breaches, or threatens
     -------------------------------
to commit a breach of, any of the provisions contained in Section 5 of this Agreement (the "Restrictive Covenants"), GMI and the Company will have the following rights and remedies, each of which rights and remedies will be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to GMI or the Company under law or in equity:

     6.1  Specific Performance.  The right and remedy to have the Restrictive
          --------------------
          Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to GMI and the Company and that money damages would not provide an adequate remedy.

     6.2  Accounting.  The right and remedy to require the Executive to for
          ----------
          account and pay over to GMI or the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any action constituting a breach of the Restrictive Covenants.

     6.3  Cessation of Severance, Benefits and Other Payments.  The right and
          ---------------------------------------------------
          remedy to cease any further severance, benefit or other compensation payments under this Agreement from and after the commencement of such breach by the Executive.

The Executive hereby acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants will not thereby be affected and will be given full effect without regard to the invalid portions.

7.   Notice of Termination.  Any termination of the Executive's employment by
     ---------------------
reason of disability pursuant to Section 9.2 hereof, by the Company for Cause, or by the Executive for Good Reason will be communicated by Notice of Termination to the other party hereto given in accordance with Section 17 of this Agreement. For purposes of this Agreement, a "Notice of

Termination" means a written notice which (a) indicates the specific termination provision in this Agreement relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (c) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the employment termination date. The failure to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause will not waive any right of the party giving the Notice of Termination hereunder or preclude such party from asserting such fact or circumstance in enforcing its rights hereunder.

8.   Date of Termination.  Subject to Section 9.4 regarding Termination for
     -------------------
Cause, "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, or the Executive's last day as an active employee of the Company and its affiliates before a termination of employment due to death or disability or a termination without Cause, as the case may be.

9.   Termination.
     -----------

     9.1  Termination Upon Death.  If the Executive dies during the Term, this
          ----------------------
          Employment Agreement will terminate; provided, however, that in any such event, the Company will pay to the Executive, or to his estate, a lump sum amount in cash equal to the product of three (3) times the Executive's Annual Salary then in effect (or, if the Executive's Annual Salary has been reduced in breach of this Agreement, the Executive's Annual Salary before such reduction), and any Benefits that have vested in the Executive at the time of such termination as a result of his participation in any benefits plans of the Company or any of its affiliates will be paid to the Executive, or to his estate or designated beneficiary, in accordance with the provisions of such plan.

     9.2  Termination Upon Disability.  If during the Term the Executive becomes
          ---------------------------
          physically or mentally disabled, whether totally or partially, as evidenced by the written statement of a competent physician licensed to practice medicine in the United States who is mutually acceptable to the Company and the Executive, or his closest relative if he is not then able to make such a choice, so that the Executive is unable, with reasonable accommodation, substantially to perform his services hereunder (i) for a period of four consecutive months, or (ii) for shorter periods aggregating six months during any twelve-month period, the Company may at any time after the last day of the four consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of six months, by Notice of Termination, terminate the Executive's employment hereunder. In the event of such termination, the Term will terminate on the date of such termination and the Company will (a) pay to the Executive, or to his estate, a lump sum amount in cash equal to the product of three times Executive's Annual Salary then in effect (or, if the Executive's Annual Salary has been reduced in breach of this Agreement, the Executive's Annual Salary before such reduction), and (b) any Benefits that have vested in the Executive at the time of such termination as a result of his participation in any benefit plans of the Company or any of its affiliates will be paid to the Executive, or to his estate or designated beneficiary, subject to the provisions of such plans.

     9.3  Termination by the Executive.  Any termination of this Agreement by
          ----------------------------
          the Executive during the Term, except such termination for Good Reason, will be deemed to be a breach of the terms of this Agreement and will entitle GMI and its affiliates to discontinue payment of all Annual Salary, Incentive Bonuses and Benefits accruing from and after the Date of Termination. Any Benefits that have vested in the Executive at the time of such termination as a result of his participation in any of the Company's benefit plans will be paid to the Executive, or to his estate or designated beneficiary, subject to the provisions of such plans.

     9.4  Termination for Cause.  The Company has the right, at any time during
          ---------------------
          the Term, subject to all of the provisions hereof, exercisable by serving a Notice of Termination, to terminate the Executive's employment under this Agreement and discharge the Executive for Cause. If such right is exercised, the obligations of GMI and the Company to the Executive will be limited solely to payment by the Company of unpaid Annual Salary accrued, and subject to the provisions of the applicable benefit plans, any Benefits vested up to the effective date specified in the Company's Notice of Termination. Prior to the effectiveness of any termination or discharge of the Executive for Cause under this Agreement, the Executive will be given thirty days from the date he receives the Notice of Termination and an opportunity to be heard by the Board in the event the Executive disputes the allegations, facts, or circumstances claimed to provide the basis for such termination or discharge.

      9.5 Termination By the Company Without Cause or by the Execut ive for Good
          ---------------------------------------------------------------------
          Reason.  The Company has the right, at any time during the Term,
          ------
          subject to all of the provisions hereof, to terminate the Executive's employment under this Agreement and discharge the Executive without Cause. Furthermore, notwithstanding any other provision of this Agreement, the Executive's employment under this Agreement may be terminated at any time during the Term by the Executive for Good Reason. For purposes of this Agreement, any good faith determination of "Good Reason" made by the Executive will be conclusive. In the event of termination of employment either by the Company without Cause or by the Executive for Good Reason, the Company will pay the following severance payments and benefits to the Executive:

          (i) Cash in the amount of the Executive's Annual Salary through the Date of Termination to the extent not theretofore paid;

          (ii) Any and all compensation deferred under a deferred compensation plan or program of GMI or any of its affiliates in a lump sum cash payment;

         (iii) The greater of (a) the Executive's Annual Salary for the number of full months remaining in the Term of this Agreement had the Executive's employment not been so terminated or (b) the product of two (2) times the Executive's Annual Salary, in each case based on the Annual Salary of the Executive in effect on the Date of Termination (or, if the Executive's Annual Salary has been reduced in breach of this Agreement, the Executive's Annual Salary before such reduction) and payable in equal monthly installments over the greater of the remaining Term of this Agreement or two (2) years following the Date of Termination
               (the "Salary Continuation Period");

         (iv) A lump sum cash amount equal to the greater of (a) the sum of actual Incentive Bonuses paid or payable to the Executive, including any amount deferred (whether mandatory or elective) or
               (b) the sum of target Incentive Bonuses established for the Executive, in either case for the two years immediately prior to the Date of Termination, payable within 30 days after the Date of Termination.

          (v) The continuation of the provision of health insurance, dental insurance and life insurance benefits for the Salary Continuation Period to the Executive and the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies of the Company as in effect and applicable generally to other peer executives and their families during the 90-day period immediately preceding the Date of Termination; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein will be secondary to those provided under such other plan during such applicable period of eligibility; and

          (vi) The continued accrual of years of service under any and all defined benefit retirement plans sponsored or maintained by GMI or any affiliate controlled by GMI in effect on and in which the Executive was a participant on the Date of Termination, in each case for the Salary Continuation Period, but in no event beyond the date the Executive or the Executive's spouse begins to receive a benefit under any such plan.

     9.6  Termination of Employment Following a Change in Control.  If, during
          -------------------------------------------------------
          the Effective Period, the Company terminates the Executive's employment other than for Cause or the Executive terminates his employment with the Company for Good Reason, the Company will pay the following to the Executive:

          (i) Cash in the amount of The Executive's Annual Salary through the Date of Termination to the extent not theretofore paid;

     (ii) Any and all compensation deferred under a deferred compensation plan or program of GMI or any of its affiliates in a lump sum cash payment;

     (iii) The greater of (a) the Executive's Annual Salary for the number of full months remaining in the Term of this Agreement had the Executive's employment not been so terminated or (b) the product of three (3) times the Executive's Annual Salary, in each case based on the Annual Salary of the Executive in effect on the Date of Termination (or, if the Executive's Annual Salary has been reduced in breach of this Agreement, the Executive's Annual Salary before such reduction) and payable in equal monthly installments over the greater of the remaining Term of this Agreement or three (3) years following the Date of Termination (the "CIC Salary Continuation Period");

     (iv) A lump sum cash amount equal to three times the greater of (a) the highest Incentive Bonus paid or payable to the Executive, including any amount deferred (whether mandatory or elective) in any one year in the three years prior to the Date of Termination, or (b) the highest target Incentive Bonus established for the Executive in the three years immediately prior to the Date of Termination, in either case, payable within 30 days after the Date of Termination.

     (v) The continuation of the provision of health insurance, dental insurance and life insurance benefits for the CIC Salary Continuation Period to the Executive and the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies of the Company as in effect and applicable generally to other peer executives and their families during the 90-day period immediately preceding the Effective Period or on the Date of Termination, at the election of the Executive; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein will be secondary to those provided under such other plan during such applicable period of eligibility; and

     (vi) The continued accrual of years of service under any and all defined benefit retirement plans sponsored or maintained by GMI or any affiliate controlled by GMI in effect on and in which the Executive was a participant on the Date of Termination, in each case for the CIC Salary Continuation Period; but in no event beyond the date the Executive or the Executive's spouse begins to receive a benefit under any such plan.

9.7  "Basic Earnings" Under Retirement Plans. Any and all amounts paid under
      --------------------------------------
     this

            Agreement in the amount of or otherwise in respect of the Executive's Annual Salary and Incentive Bonuses, whether or not deferred under a deferred compensation plan or program, are intended to be and will be "Basic Earnings" for purposes of determining Basic Earnings under any and all retirement plans sponsored or maintained by GMI or any affiliate controlled by GMI.

10.  Acceleration of Restricted Stock Upon a Change in Control.  Upon a Change
     ---------------------------------------------------------
in Control, all conditions, contingencies and other restrictions will be removed from the full number of shares of stock subject to any and all performance stock and other restricted stock grants, if any, that have been awarded to the Executive under any and all stock plans of GMI or the Company, and said full number of shares will immediately vest and be issued and delivered to the Executive free of any and all conditions, contingencies and other restrictions.

11.  Effect of Retirement or Disability Payments.  In the event the Executive
     -------------------------------------------
or the Executive's spouse begins to receive a benefit under one or more retirement plans sponsored or maintained by GMI or by any affiliate of GMI or begins to receive any disability payment that has been funded or insured wholly or in part at the expense of GMI or any affiliate of GMI, the amounts that the Executive or the Executive's spouse would otherwise be entitled to receive under this Agreement in the amount of or otherwise in respect of the Executive's Annual Salary will be reduced by the amount of any such retirement benefit or disability payments, as the case may be.

12.  Mitigation of Damages.  The Executive will not be required to mitigate
     ---------------------
damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise. Except as otherwise specifically provided in this Agreement, the amount of any payment provided for under this Agreement will not be reduced by any compensation earned by the Executive as the result of self-employment or employment by another employer or otherwise.

13.  Tax Effect.
     ----------

     13.1 If GMI's independent accounting firm determines that any payment or distribution by GMI or any of its affiliates to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, and whether paid or payable or distributed or distributable in cash, stock or any other form) (a "Payment") constitutes a "parachute payment" as defined in
          Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) ("Parachute Payment") which would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Basic Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount which is sufficient to cover any and all federal, state and local income taxes and Medicare tax applicable to the Gross-Up Payment, including, without limitation, any further excise tax imposed by
          Section 4999 of the Code on or with respect to the Gross-Up Payment, plus payment of the Basic Excise Tax.

     13.2 Subject to the provisions of Section 13.4 below, all determinations required to be made under this Section 13, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, will be made by GMI's independent accounting firm, which will provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and disbursements of GMI's independent accounting firm will be paid by the Company.

     13.3 Any Gross-Up Payment will be paid by the Company to the Executive within five days of the Company's receipt of the determination of GMI's independent accounting firm. If such firm determines that no Basic Excise Tax is payable by the Executive, it will furnish the Executive with a written opinion that the Executive has substantial authority not to report any Basic Excise Tax on the Executive's Federal income tax return. If the Executive is subsequently required to make a payment of any Basic Excise Tax, then GMI's independent accounting firm will determine the amount of the corresponding Gross-Up Payment, and any such Gross-Up Payment will be promptly paid by the Company to or for the benefit of the Executive. The fees and disbursements of GMI's independent accounting firm will be paid by the Company.

     13.4 The Executive will notify the Company in writing within 15 days of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. If the Company notifies the Executive in writing that it desires to contest such claim and that it will bear the costs and provide the indemnification as required by this paragraph, the Executive will:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

          (ii) take such action in connection with contesting such claim as the Company reasonably requests in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii) cooperate with the Company in good faith in order to effectively contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company will bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and will indemnify and hold the Executive harmless, on an after-tax basis, for any Basic Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. The Company will control all proceedings taken in connection with such contest; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company will advance the amount of such payment to the Executive, on an interest-free basis, and will indemnify and hold the Executive harmless, on an after-tax basis, from any Basic Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance.

     13.5 If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 13.4(iv), the Executive becomes entitled to receive any refund with respect to such claim, the Executive will, within 10 days of receipt thereof, pay to the Company the amount of such refund, together with any interest paid or credited thereon after taxes applicable thereto. If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 13.4(iv), a determination is made that the Executive will not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

14.  Legal Fees.  In the event of a dispute or disagreement regarding the right
     ----------
of the Executive to receive any compensation or other benefit under this Agreement or the amount of such compensation or other benefit, the Executive will be reimbursed by the Company for any and all attorney's fees and other costs and expenses as and when expended by the Executive in connection with such dispute or disagreement, regardless of the outcome thereof. Further, in the event the Executive becomes entitled to any monies or benefits hereunder, the Company agrees to pay such monies and provide such benefits without regard to any and all claims, offsets or causes of action which the Company or any of its affiliates may have against the Executive until such time, if ever, as the Company will have obtained a final judgment in its favor in a court of competent jurisdiction regarding such claim, offset or cause of action.

15.  Indemnification.  The Executive will be entitled to indemnification of
     ---------------
claims arising by reason of the fact that the Executive is or was a director or officer of GMI or its affiliates in accordance with the standard terms of indemnification attached hereto as Attachment A.

16.  Executive's Representations and Warranties.  The Executive represents
     ------------------------------------------
and warrants that the execution and performance of this Agreement is not in violation of any existing agreement to which he is a party.

17.  Notices.  Any notice provided for in this Agreement will be given in
     -------
writing and be
delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, on the date of actual receipt thereof. Notices will be properly addressed to the parties at their respective addresses set forth below or to such other address as either party may later specify by notice to the other in accordance with the provisions of this paragraph:

          If to the Company and GMI:

          Global Marine Inc.
          777 North Eldridge Parkway
          Houston, Texas 77079-4493
          Attention: General Counsel


          If to the Executive:

          Robert E. Rose
          802 Peachwood Bend
          Houston, Texas 77077

18.  Entire Agreement.  This Agreement contains the entire agreement between the
     ----------------
parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, including, without limitation, any and all prior employment or severance agreements and related amendments entered into between GMI, the Company and the Executive. Furthermore, the payments and benefits provided for under this Agreement are separate and apart from and, to the extent paid, will be in lieu of any payment under any plan or policy of GMI or its affiliates regarding the payment of severance benefits generally.

19.  Waivers and Amendments.  This Agreement may be amended, superseded,
     ----------------------
canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

20.  Governing Law.  This Agreement will be governed by and construed in
     -------------
accordance with the laws of the state of Texas (without giving effect to the choice of law provisions thereof), where the employment of the Executive will be deemed, in part, to be performed, and enforcement of this Agreement or any action taken or held with respect to this Agreement will be taken in the courts of appropriate jurisdiction in Houston, Texas.

21.  Assignment.  This Agreement, and any rights and obligations hereunder, may
     ----------
not be
assigned by the Executive and may be assigned by GMI or the Company only to any successor in interest, whether by merger, consolidation, acquisition or the like, or to purchasers of substantially all of the assets of GMI or the Company, as the case may be.

22.  Binding Agreement.  This Agreement will inure to the benefit of and be
     -----------------
binding upon GMI, the Company and their respective successors and assigns and the Executive and his legal representatives.

23.  Counterparts.  This Agreement may be executed in separate counterparts,
     ------------
each of which when so executed and delivered will be deemed an original, but all of which together will constitute one and the same instrument.

24.  Headings.  The headings in this Agreement are for reference purposes only
     --------
and will not in any way affect the meaning or interpretation of this Agreement.

25.  Authorization.  The Company and GMI each represents and warrants that the
     -------------
Board and the Board of Directors of the Company have authorized the execution of this Agreement.

26.  Validity.  The invalidity or unenforceability of any provisions of this
     --------
Agreement will not affect the validity or enforceability of any other provisions of this Agreement, which will remain in full force and effect.

27.  Validity Contest. The Company will promptly pay any and all legal fees and
     ----------------
expenses incurred by the Executive from time to time as a direct result of GMI or the Company contesting the due execution, authorization, validity or enforceability of this Agreement.

28.  No Presumption Against Interest. This Agreement has been negotiated,
     -------------------------------
drafted, edited and reviewed by the respective parties, and, therefore, no provision arising directly or indirectly here from will be construed against any party as being drafted by said party.

29.  Tax Withholding.  GMI and the Company will have the right to deduct from
     ---------------
all benefits and/or payments made under this Agreement to the Executive any and all taxes required by law to be paid or withheld with respect to such benefits or payments.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


     The Company                           The Executive
     GLOBAL MARINE
     CORPORATE SERVICES INC.
                                                /s/ Robert E. Rose
                                            -----------------------
                                            Robert E. Rose
       /s/ Thomas R. Johnson
     -------------------------
     Thomas R. Johnson

     Vice President



     GMI
     GLOBAL MARINE INC.


     /s/ W. Matt Ralls
     -----------------------
     W. Matt Ralls
     Senior Vice President,
     Chief Financial Officer and Treasurer


                                 ATTACHMENT A

                                    [DATE]



[NAME AND ADDRESS]


Dear               :

     This letter will confirm the agreement and understanding between Global Marine Inc. (the "Company") and you regarding indemnification in connection with your service as a director, officer, employee or agent of the Company.

     It is and has been the policy of the Company to indemnify its officers and directors and certain employees and agents against any costs, expenses and other liabilities to which they may become subject by reason of their service to the Company, and to insure them against such liabilities, as and to the extent available at a commercially reasonable rate, permitted by applicable law and in accordance with the principles of good corporate governance. In this regard, the Company's By-laws (Section III-11) require that the Company indemnify and advance costs and expenses to (collectively "indemnify") its directors and officers, in each case including indemnity in respect of service at the request of the Company as a director or officer of an affiliate, and provide that the Company may indemnify its employees and agents, as permitted by Delaware law. A copy of the relevant provisions of the Company's By-laws, as currently in effect, are attached hereto.

     In consideration of your service to the Company, the Company shall indemnify you, and hereby confirms its agreement to indemnify you, to the full extent provided by applicable law and the By-laws of the Company as currently in effect. In particular, as provided by the By-laws, the Company shall make any necessary determination as to your entitlement to indemnification in respect of any liability within 60 days of receiving a written request from you for indemnification against such liability. You have agreed to provide the Company with such information or documentation as the Company may reasonably request to evidence the liabilities against which indemnification is sought or as may be necessary to permit the Company to submit a claim in respect thereof under any applicable directors and officers liability insurance or other liability insurance policy. You have further agreed to cooperate with the Company in the making of any determination regarding your entitlement to indemnification. If the Company does not make a determination within the required 60-day period, a favorable determination will be deemed to be made, and you shall be entitled to payment, subject only to your written agreement to refund such payment if a contrary determination is later made. In the event the Company shall determine that you are not entitled to indemnification, the Company shall give you written notice thereof specifying the reason therefor, including any determinations of fact or conclusions of law relied upon in reaching such determination. Notwithstanding any determination made by the Company that you are not entitled to indemnification, you shall be entitled to seek a de novo judicial determination of your right to indemnification under the
       -- ----
By-laws, this Agreement or otherwise by commencing an appropriate action therefor within 180 days after the Company shall notify you of its determination. The Company shall not oppose any such action by reason of any prior determination made by it as to your right to indemnification or, except in good faith, raise any objection not specifically relating to the merits of your indemnification claim or not considered by the Company in making its own determination. In any such proceeding, the Company shall bear the burden of proof in showing that your conduct did not meet the applicable standard of conduct required by the By-laws or applicable law for indemnification. It is understood that, as provided in Section III-11 of the By-laws, any expenses incurred by you in any investigation or proceeding by the Company or before any court commenced for the purpose of making any such determination shall be reimbursed by the Company. No future amendment of the By-laws shall diminish your rights under this Agreement, unless you shall have consented to such amendment.

     Your right to indemnification as aforesaid shall be in addition to any right to remuneration to which you may from time to time be entitled as a director, officer, employee or agent of the Company.

     It is understood and agreed that your right to indemnification shall not entitle you to continue in your present position with the Company or any future position to which you may be appointed or elected and that you shall be entitled to indemnification under the By-laws only in respect to liabilities arising out of acts or omissions or alleged acts or omissions by you as a director, officer, employee or agent or as otherwise provided by the By-laws, but you shall be entitled to such indemnification with respect to any such liability, whether incurred or arising during or after your service as a director, officer, employee or agent and whether before or after the date of this letter, in respect of any claim, cause, action, proceeding or investigation, whether commenced, accruing or arising during or after your service as a director, officer, employee or agent and whether before or after the date of this letter.

     This Agreement shall terminate upon the later of (i) the tenth anniversary of the date on which you shall cease to be a director, officer, employee or agent of the Company or (ii) the final termination or resolution of all actions, suits, proceedings or investigations commenced within such ten-year period and relating to the Company or any of its affiliates or your services thereto to which you may be or become a party and of all claims for indemnifications by you under this Agreement asserted within such ten-year period.

     It is understood and agreed that this Agreement is binding upon the Company and its successors and shall inure to your benefit and that of your heirs, distributees and legal representatives. If any provisions of this Agreement shall be deemed by a court of competent jurisdiction to be invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. This Agreement, and the interpretation and enforcement thereof, shall be governed by the laws of the state of Delaware. In confirmation of the provisions of the Company's By-laws, the Company hereby agrees to pay, and you shall be held harmless from and indemnified against, any costs and expenses (including attorneys' fees) which you may reasonably incur in connection with any challenge to the validity of, or the performance and enforcement of, this Agreement, in the same manner as provided by the Company's By-laws.

     If the foregoing is in accordance with your understanding of our agreement, kindly countersign the enclosed copy of this letter, whereupon this letter shall become a binding agreement in accordance with the laws of the state of Delaware.


                              GLOBAL MARINE INC.



                              By: ___________________________________
                                         [OFFICER]



______________________________________
[NAME]

                               GLOBAL MARINE INC.
                        BY-LAW REGARDING INDEMNIFICATION
                        --------------------------------


     Section III-11  Indemnification of Directors, Officers, Employees and
     ---------------------------------------------------------------------
Agents:  (a)(i)  The corporation, to the full extent permitted, and in the
------
manner required by the laws of the state of Delaware, as in effect at the time of the adoption of this revised Section III-11 or as such laws may be amended from time to time, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation, or, if at a time when he was a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, fiduciary, employee or agent (a "Subsidiary Officer") of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Affiliated Entity"), against expenses (including attorneys' fees), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the corporation shall not be obligated to indemnify against any amount paid in settlement unless the corporation has consented to such settlement, which consent shall not be unreasonably withheld. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall
                                         ---- ----------
not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this subparagraph (i) and except for any action, suit or proceeding brought on behalf of a person to enforce the right to indemnification hereunder or otherwise, a person shall not be entitled, as a matter of right, to indemnification pursuant to this subparagraph (i) against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against any person who is or was a director, officer, fiduciary, employee or agent of the corporation or a Subsidiary Officer of an Affiliated Entity, but such indemnification may be provided by the corporation in any specific case as permitted by paragraph (f) of this Section III-11.

     (ii) The corporation may indemnify any employee or agent of the corporation in the manner and to the extent that it shall indemnify any director or officer under this paragraph (a), including indemnity in respect of service at the request of the corporation as a Subsidiary Officer of an Affiliated Entity.

     (b)(i) The corporation, to the full extent permitted, and in the manner required by the laws of the state of Delaware, as in effect at the time of the adoption of this Section III-11 or as such laws may be amended from time to time, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or, if at a time when he was a director or officer of the corporation, is or was serving at the request of the corporation as a Subsidiary Officer of an Affiliated Entity, against expenses (including attorneys' fees) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and except to the extent that, the Court of Chancery of the state of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the state of Delaware or such other court shall deem proper. Notwithstanding anything to the contrary in the foregoing provisions of this subparagraph (b)(i), a person shall not be entitled, as a matter of right, to indemnification pursuant to this subparagraph (b)(i) against costs and expenses incurred in connection with any action or suit in the right of the corporation commenced by such person, but such indemnification may be provided by the corporation in any specific case as permitted by paragraph (f) of this

Section III-11.

     (ii) The corporation may indemnify any employee or agent of the corporation in the manner and to the extent that it shall indemnify any director or officer under this paragraph (b), including indemnity in respect of service at the request of the corporation as a Subsidiary Officer of an Affiliated Entity.

     (c) Any indemnification under paragraph (a) or (b) of this Section III-11 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because such person has met the applicable standard of conduct set forth in paragraph (a) or (b) of this Section III-11. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought or by majority vote of the members of a committee of the Board of Directors composed of at least three members each of whom is not a party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. In the event a request for indemnification is made by any person referred to in subparagraph (i) of paragraph (a) or subparagraph (i) of paragraph (b), the corporation shall cause such determination to be made not later than 60 days after such request is made.

     (d)(i) Notwithstanding the other provisions of this Section III-11, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b) of this Section III-11, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) and costs actually and reasonably incurred by such person in connection therewith.

     (ii) To the extent any person who is or was a director or officer of the corporation has served or prepared to serve as a witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative, or in any investigation by the corporation or the Board of Directors thereof or a committee thereof or by any securities exchange on which securities of the corporation are or were listed or any national securities association, by reason of his services as a director or officer of the corporation or, if at a time when he was a director or officer of the corporation, is or was serving at the request of the corporation as a Subsidiary Officer of an Affiliated Entity, the corporation shall indemnify such person against expenses (including attorney's fees) and costs actually and reasonably incurred by such person in connection therewith within 30 days after the receipt by the corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs. The corporation may indemnify any employee or agent of the corporation to the same extent it is required to indemnify any director or officer of the corporation pursuant to the foregoing sentence of this paragraph.

     (e)(i) Expenses and costs incurred by any person referred to in subparagraph (i) of paragraph (a) or subparagraph (i) of paragraph (b) of this
Section III-11 in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by this Section III-11.

     (ii) Expenses and costs incurred by any person referred to in subparagraph
(ii) of paragraph (a) or subparagraph (ii) of paragraph (b) of this Section III-11 in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, a committee thereof or an officer of the corporation or a committee thereof authorized to so act by the Board of Directors upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by this Section III-11.

     (f) The provision of indemnification to or the advancement of expenses and costs to any person under this Section III-11, or the entitlement of any person to indemnification or advancement of expenses and costs under this Section III-11, shall not limit or restrict in any way the power of the corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's capacity as an officer, director, employee or agent of the corporation and as to action in any other capacity while holding any such position.

     (g) The indemnification provided or permitted under this Section III-11 shall apply in respect of any expense, costs, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of this revised
Section III-11. The right of any person who is or was a director, officer, employee or agent of the corporation to indemnification and advance payment of expenses and costs under this Section III-11 shall continue after he shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

     (h) This Section III-11 shall be deemed to create a binding obligation on the part of the corporation to its current and former officers and directors and their heirs, distributees, executors, administrators and other legal representatives, and each director or officer in acting in such capacity shall be entitled to rely on the provisions of this Section III-11, without giving notice thereof to the corporation.

     (i) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section III-11 or applicable law.

     (j)(i) For purposes of this Section III-11, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its corporate existence had continued, would have been permitted under applicable law to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Subsidiary Officer of any Affiliated Entity, shall stand in the same position under the provisions of this Section III-11 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (ii) For purposes of this Section III-11, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Section III-11.

                                FIRST AMENDMENT
                                      TO
                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT

          WHEREAS, Global Marine Inc. (the "Company"), Global Marine Corporate Services Inc. and Robert E. Rose (the "Executive") entered into an Amended and Restated Employment Agreement dated as of August 16, 2001 (the "Employment Agreement"); and


          WHEREAS, on August 31, 2001, the Board of Directors of Global Marine Inc. (the "Board") approved the execution of an Agreement and Plan of Merger by and among Santa Fe International Corporation, Global Marine Inc. and certain other parties (the "Merger Agreement"); and


          WHEREAS, in connection with the transaction contemplated under the Merger Agreement (the "Merger"), the Executive agrees to relinquish his position as Chairman of the Board, President and Chief Executive Officer of Global Marine Inc. and accept the executive position of Chairman of the Board of Santa Fe International Corporation; and


          WHEREAS, the obligations of Global Marine Inc. under the Employment Agreement shall be assumed by Santa Fe International Corporation upon the Merger pursuant to the terms of the Merger Agreement, which terms are intended to satisfy the written assumption requirement described in Section 1.5(v) of the Employment Agreement; and


          WHEREAS, this First Amendment to the Employment Agreement (the "Amendment") is intended to reflect the terms of the Merger Agreement and to operate as consent on the part of the Executive for purposes of Section 1.5 of the Employment Agreement; and


          WHEREAS, the Amendment will take effect upon the consummation of the Merger (the "Effective Time"); and


          WHEREAS, the Executive will receive, in consideration of his execution of this Amendment and contingent upon the occurrence of the Effective Time, a grant of 250,000 shares of restricted stock as approved by the Compensation Committee of the Board on August 16, 2001;


          NOW, THEREFORE, effective as of the Effective Time, the parties to this Amendment agree as follows:


1. Effective as of the Effective Time, all references in the Employment Agreement to Global Marine Inc. and to Global Marine Corporate Services Inc. shall be amended to refer to Santa Fe International Corporation.


2. Effective as of the Effective Time, Section 2 of the Employment Agreement shall be amended in its entirety to read as follows:


          2. Employment by the Company; Duties. Santa Fe International Corporation hereby employs the Executive and the Executive hereby accepts employment by Santa Fe International Corporation in accordance with and subject to the terms and conditions of this Agreement. Executive will serve as an officer of Santa Fe

          International Corporation in the capacity of Chairman of the Board of Santa Fe International Corporation and will also serve in those offices and directorships of Santa Fe International Corporation and its affiliates to which he may from time to time be appointed or elected. In connection with his position as Chairman of the Board of Santa Fe International Corporation, the Executive agrees to perform the duties and responsibilities set forth in Exhibit A. The Executive will devote all reasonable efforts and all of his business time and services to Santa Fe International Corporation and its affiliates, subject to the direction of the Board of Directors of Santa Fe International Corporation and the Boards of Directors of such affiliates. The Executive will not engage in any other business activities except for passive investments and his farm and ranching interests, service on the Board of Directors of Superior Energy Services, Inc. or any successor, and service on the Board of Directors of Grey Wolf Drilling Company or any successor, which activities will not materially interfere with the Executive's obligations hereunder.


3. The Executive agrees that the award of restricted stock approved by the Compensation Committee of the Board of Directors of Global Marine Inc. on August 16, 2001, to be granted upon the Effective Time is awarded as consideration for and contingent upon his execution of this Amendment.


4. This Amendment is conditioned upon the occurrence of the Effective Time, and, if the Effective Time does not transpire by March 31, 2002, or if the Merger Agreement is sooner terminated in accordance with its terms, all provisions will be void.


     GLOBAL MARINE INC.                           The Executive


        /s/ W. Matt Ralls                            /s/ Robert E. Rose
     ------------------------------------         ------------------------------
     W. Matt Ralls                                Robert E. Rose
     Senior Vice President,
     Chief Financial Officer and Treasurer

                                   EXHIBIT A
                                   ---------

Duties of the Chairman of the Board
-----------------------------------

 .    Presides at all meetings of the Board of Directors;

 .    Makes himself available to the Chief Executive Officer to provide advice and counsel in developing management's recommendations on the Company's positions on strategic issues (e.g., major business and corporate initiatives, and the selection, retention, compensation and termination of directors and senior officers), and leads the Board in establishing the Board's position on such issues;

 .    In consultation with the Chief Executive Officer and with the assistance of the Corporate Secretary, establishes agendas and makes arrangements for meetings of the Board of Directors and meetings of stockholders;

 .    Together with the Chief Executive Officer, has general responsibility for information flow to the Board and to committees of the Board;

 .    Assists the Chief Executive Officer in the integration of both companies following the merger;

 .    In coordination with the Chief Executive Officer, acts as senior company liaison with industry, community and political contacts regarding issues of concern to the Company; and

 .    Exercises and performs such other powers and duties as may from time to time be assigned to him by the Board of Directors or be prescribed by the Company's governing documents.